EXHIBIT 5.1
                                  EXHIBIT 23.2
                   Consent/Opinion of Michael A. Littman, Esq.




                               Michael A. Littman
                                 Attorney at Law
                                7609 Ralston Road
                                Arvada, CO 80002
                                 (303) 422-8127
                               Fax (303) 431-1567






                                 October 5, 2009



Paul Enright, President
Marine Exploration, Inc.
535 Sixteenth Street, Suite 820
Denver, Colorado 80202


Re: Registration Statement on Post-Effective Amendment No. 1 on Form S-8


Ladies and Gentlemen:

I have examined the Post-Effective Amendment No. 1 Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 72,223 shares (the "Shares") of your Common Stock issued or issuable under the 2009 MARINE EXPLORATION, INC. STOCK AWARD PLAN (the "Plan") referred to therein. As your counsel in connection with this transaction, I have examined the proceedings taken and proposed to be taken by you in connection with the issuance of the Shares.

It is my opinion that the Shares, when issued and paid for in accordance with the terms of the Plan, will be legally and validly issued, fully paid, and nonassessable.

I further consent to the use of this opinion as an exhibit to the Post-Effective Amendment No. 1 Registration Statement on Form S-8, including the prospectus constituting a part thereof, and any amendment thereto.


                                              Sincerely,


                                              /s/ Michael A. Littman
                                              Michael A. Littman